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EXHIBIT 10.9

                                PAID TIME OFF AND
                       FAMILY AND MEDICAL LEAVE ACT POLICY

                           RHYTHMS NETCONNECTIONS INC.


PAID TIME OFF ("PTO") POLICY

Each EMPLOYEE of the COMPANY shall be entitled to paid time off ("PTO") from work (1) to use to take time for himself or herself each year, (2) as personal time for rest, relaxation or to pursue special interests, (3) for the Employee's own illness or to care for an ill family member, (4) for Family and Medical Leave Act ("FMLA") reasons and/or (5) for medical, legal or other personal business appointments that can only be scheduled during regular business hours of the Company.

Each FULL-TIME EMPLOYEE and each PART-TIME EMPLOYEE shall accrue PTO from the date of such Employee's date of hire through and including the date of termination of such Employee's EMPLOYMENT with the Company.

Full-Time Employees shall accrue PTO as follows

    Months of
Employment with the        Monthly                Yearly              Maximum Accrual
     Company             Accrual Rate          Accrual Rate                Amount
-------------------      ------------          ------------           ---------------
0 - 36 months             10 hours           120 hours/15 days       160 hours/20 days

36 or more months         12 hours           144 hours/18 days       192 hours/24 days

Part-Time Employees shall accrue PTO on the same basis as Full-Time Employees, prorated each month based on the average number of daily hours worked per day compared to an eight (8) hour day.

All Employees, regardless of level or job classification, shall be required to submit PTO requests on the appropriate PTO form, which is available on the Company's HR Intranet web site at "HTTP://INTRA.DEN.RHYTHMS.NET/THEBEAT/HR/". Requests for PTO shall require the approval of the Employee's MANAGER and should be scheduled as far in advance as possible, except in the case of unanticipated absence due to such things as illness, injury or bereavement leave. Managers will make every reasonable effort to grant requests for PTO, provided the requested PTO does not unreasonably interfere with the Company's day-to-day operations. Conflicting requests for PTO will be considered on a first come first serve, case-by-case, basis.
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PTO may be taken as it accrues; provided, however, that PTO can only be taken in whole hour increments, and the minimum PTO that can be taken at any one time cannot be less than two (2) hours.

An Employee shall continue to accrue PTO while on an approved leave of absence of thirty (30) days or less. In the case of an approved leave of absence of longer than thirty (30) days, PTO shall only accrue for the first thirty (30) days, with the exception of FMLA Leave (see the Company's FMLA Policy) and as otherwise required by applicable law.

An Employee shall be entitled to accrue PTO until such time as the aggregate amount of accrued PTO reaches the MAXIMUM ACCRUAL AMOUNT. Once the Maximum Accrual Amount is reached, further PTO accrual will cease until an Employee uses accrued PTO hours equal to the amount accruable during one (1) month at the Employee's current rate of PTO accrual. Exceptions to this PTO accrual limitation may be made in unusual circumstances and will be considered by Managers on a case-by-case, nondiscriminatory basis.

Employees may request unpaid time off ("UPTO"). UPTO will not be granted in cases where PTO hours exist to cover the requested UPTO. All requests for UPTO, while an Employee has accrued and unused PTO, will be considered a request for PTO. Except as otherwise provided in the Company's FMLA Policy, UPTO (at a time when an Employee has no accrued and unused PTO) will only be granted in cases where an emergency exists and is approved by the Employee's Manager, or when agreed to by the Employee's Manager prior to the Employee's date of hire.

PTO under this PTO Policy and FMLA Leave under the Company's FMLA Policy run concurrently. This PTO Policy is intended to be read along with, and whenever possible in a manner consistent with, the Company's FMLA Policy. In the event of a conflict between the terms of this PTO Policy and the terms of the Company's FMLA Policy, the terms of the FMLA Policy shall govern.

An Employee shall be entitled to be paid for all accrued and unpaid PTO upon termination of the Employee's Employment with the Company in accordance with the Company's Severance Policy.

Employees should refer to the Company's Employee Policy Manual located on the Company's HR Intranet web site for further details regarding the PTO Policy practices and procedures.

FAMILY AND MEDICAL LEAVE ACT ("FMLA") POLICY

The Company recognizes that the arrival of a new child, a serious health condition of a family member or an Employee's serious health condition may warrant an extended period of time away from work. This FMLA Policy is intended to comply with, and will be administered in accordance with, the FMLA, although Employees in some states may have additional rights under state or local family and medical leave laws, with which the Company will comply.
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Employees who have been employed with the Company for at least twelve (12)
months and have worked at least one thousand two hundred fifty (1,250) hours during the twelve (12) months preceding the date leave will begin will be eligible to take up to twelve (12) weeks UPTO (including intermittent or reduced-schedule UPTO where appropriate) ("FMLA LEAVE") for the following reasons:

     o Birth or care of the Employee's child during the first twelve (12) months following birth.

     o Placement of a child with the Employee for adoption or for state-approved foster care or care of the child during the first twelve (12) months after placement.

     o Care of the Employee's spouse, child or parent who has a serious health condition.

     o Employee's own serious health condition (including work-related injury), which prevents Employee from performing his/her job.

All Employees, regardless of level or job classification, shall be required to submit FMLA requests on the appropriate FMLA form, which is available on the Company's HR Intranet web site at "HTTP://INTRA.DEN.RHYTHMS.NET/THEBEAT/HR/". An Employee who is requesting FMLA Leave must provide notice and certification of the need for such FMLA Leave to the Human Resources Department at least five (5) Business Days in advance of the start date of such FMLA Leave, except in extraordinary or emergency situations, in which case the Employee must provide timely notice and certification based on the nature of the emergency. Failure to deliver such notice and certification in a timely manner may result in the denial of rights and privileges under this FMLA Policy, including denial of the request for such FMLA Leave or denial of reinstatement following such FMLA Leave. The Employee may be required to provide additional notice and certifications during FMLA Leave, and an Employee who is returning from FMLA Leave due to a serious health condition must provide the Human Resources Department with a fitness-for-duty report before returning to work.

PTO under the PTO Policy and FMLA Leave under this FMLA Policy run concurrently. This FMLA Policy is intended to be read along, and whenever possible in a manner consistent, with the Company's Severance Policy. In the event of a conflict between the terms of this FMLA Policy and the terms of the Company's Severance Policy, the terms of this FMLA Policy shall govern.

Employees should refer to the Company's Employee Policy Manual located on the Company's HR Intranet web site for further details regarding the FMLA Policy practices and procedures.

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DEFINED TERMS:

1. BUSINESS DAYS means any day other than a Saturday, Sunday or state or federal holiday in the State of Colorado.

2.   COMPANY means Rhythms NetConnections Inc.

3. EMPLOYEE means any person designated as such in the Company's payroll records or in the payroll records of any wholly-owned corporate subsidiary of the Company.
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4.   EMPLOYMENT means employment as an Employee for payroll purposes, and shall not include independent contractors, temporary workers, consultants, directors, partners or other third-party relationships that are not considered "employment" for payroll purposes.

5. FULL-TIME EMPLOYEE means an Employee working a minimum of forty (40) hours per week for the Company.

6. MANAGER, in the case of an Employee, shall mean that Employee's immediate manager, supervisor or similarly-situated person, regardless of title.

7. MAXIMUM ACCRUAL AMOUNT, at any point in time, is the total aggregate amount of unused PTO an Employee may accrue and carry over to future periods, as set forth in the text above.

8. PART-TIME EMPLOYEE means an Employee working at least twenty (20) hours per week, but less than forty (40) hours per week.